Exhibit 99.1

NEWS RELEASE

Victory Capital Reports Strong Third-Quarter Results

Third-Quarter Highlights

•
Total Client Assets of $313 billion
•
Long-term gross flows of $17.0 billion
•
Long-term net flows of ($244) million
•
GAAP operating margin of 38.2%
•
GAAP net income per diluted share of $1.11
•
Adjusted EBITDA margin of 52.7%
•
Adjusted net income with tax benefit per diluted share of $1.63
•
Board authorizes regular quarterly cash dividend of $0.49

San Antonio, Texas, November 6, 2025 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported record financial results for the quarter ended September 30, 2025.

“We continue to make good progress with our integration work associated with Pioneer Investments, our newest Investment Franchise,” said David Brown, Chairman and Chief Executive Officer. “We are firmly on track to deliver $110 million in net expense synergies, while simultaneously investing in strategic growth areas of the business. These net expense synergies are anticipated to be achieved within the previously disclosed timeframe.

“Our business and investment performance were both strong for the quarter. Gross long-term sales increased to $17 billion and our long-term net flows continued to improve for the fourth consecutive quarter. Long-term net outflows were just $244 million for the quarter. Our net flows continue to benefit from strong sales of our diversified suite of ETF products, which have added $5.4 billion of positive net flows through the first three quarters of the year.

“Firmwide investment performance through the end of September remains excellent. The percentage of our AUM outperforming benchmarks over the respective 3-, 5-, and 10-year periods was 64%, 65%, and 77%. In addition, 64% of our rated AUM in mutual funds and ETFs was rated four or five stars overall by Morningstar.

“During the quarter, we repurchased 1.8 million shares of our common stock and, together with cash dividends, returned approximately $163 million of capital to shareholders. At quarter end, our net debt to leverage ratio improved to 1.1x further enhancing our financial wherewithal to execute inorganic growth opportunities.

“As always, we continue to focus on serving our clients, which is our top priority.”

Total Client Assets includes Total AUM and Other Assets. Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

.

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Assets Under Management[1]
Ending	$310,644	$298,563	$176,113	$310,644	$176,113
Average	303,584	284,977	171,876	254,117	167,631

AUM Long-term Flows[2]
Long-term Gross	$16,962	$15,423	$5,876	$41,694	$18,640
Long-term Net	(244)	(660)	(2,631)	(2,109)	(5,361)

AUM Money Market/Short-term Flows
Money Market / Short-term Gross	$334	$308	$244	$819	$734
Money Market / Short-term Net	(48)	(144)	(5)	(236)	(147)

AUM Total Flows
Total Gross	$17,296	$15,731	$6,120	$42,513	$19,375
Total Net	(292)	(804)	(2,636)	(2,345)	(5,508)

Consolidated Financial Results (GAAP)
Revenue	$361.2	$351.2	$225.6	$932.0	$661.1
AUM revenue realization (in bps)	47.2	49.4	52.1	49.0	52.6
Operating expenses	223.1	257.0	105.3	606.8	345.3
Income from operations	138.1	94.2	120.4	325.2	315.8
Operating margin	38.2%	26.8%	53.3%	34.9%	47.8%
Net income	96.5	58.7	82.0	217.3	211.9
Earnings per diluted share	$1.11	$0.68	$1.24	$2.73	$3.21
Cash flow from operations	165.2	(6.6)	99.8	239.7	248.2

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$190.5	$178.5	$121.3	$485.4	$350.1
Adjusted EBITDA margin	52.7%	50.8%	53.7%	52.1%	53.0%
Adjusted net income	130.9	122.5	78.9	331.3	228.0
Tax benefit of goodwill and acquired intangible assets	10.5	10.3	10.1	30.9	30.0
Adjusted net income with tax benefit	141.3	132.8	89.0	362.2	258.0
Adjusted net income with tax benefit per diluted share[4]	$1.63	$1.57	$1.35	$4.59	$3.91

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Long-term AUM is defined as Total AUM excluding Money Market and Short-term assets.

3 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

4The Company includes participating securities in its computation of adjusted earnings per diluted share, including 19.8 million shares of Series A Non-Voting Convertible Preferred Stock.

AUM, Flows and Investment Performance

At September 30, 2025, Victory Capital had total client assets of $313.4 billion, assets under management of $310.6 billion, and other assets of $2.7 billion. Total AUM increased by $12.1 billion to $310.6 billion at September 30, 2025, compared with $298.6 billion at June 30, 2025. The increase was primarily due to positive market action of $14.5 billion, partially offset by net outflows of $0.3 billion.

As of September 30, 2025, Victory Capital offered 189 investment strategies through its multiple autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of September 30, 2025.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
54%	64%	65%	77%

Third Quarter 2025 Compared with Second Quarter 2025

On April 1, 2025, the Company completed the acquisition of Amundi US and reintroduced the brand Pioneer Investments ("Pioneer" or "Pioneer Investments") for the acquired business and investment products. Sequential results reflect the acquisition. Revenue increased 2.8% to $361.2 million in the third quarter, compared with $351.2 million in the second quarter, primarily due to higher average AUM over the comparable period.

GAAP operating margin expanded 1,140 basis points in the third quarter to 38.2%, up from 26.8% in the second quarter, due to a $11.9 million decrease in personnel, compensation, and benefits expense, a $25.4 million decrease in acquisition-related costs, and a $3.8 million decrease in restructuring and integration costs. Third quarter GAAP net income increased 64.4% to $96.5 million, up from $58.7 million in the prior quarter.

Adjusted net income with tax benefit increased 6.5% to $141.3 million, or $1.63 per diluted share, in the third quarter, up from $132.8 million, or $1.57 per diluted share, in the second quarter. Adjusted EBITDA increased $11.9 million to $190.5 million in the third quarter compared to $178.5 million in the second quarter. Adjusted EBITDA margin expanded 190 basis points in the third quarter of 2025 to 52.7% compared with 50.8% in the prior quarter.

Third Quarter 2025 Compared with Third Quarter 2024

Current year results reflect the acquisition of Amundi US, which closed on April 1, 2025. The acquisition positively impacted our financial results for the three months ended September 30, 2025 when compared to the three months ended September 30, 2024. Revenue for the three months ended September 30, 2025, increased 60.1% to $361.2 million, compared with $225.6 million in the same quarter of 2024 as a result of higher average AUM over the comparable period.

Operating expenses were $223.0 million compared with $105.3 million in last year’s third quarter reflecting variable operating expenses that rose as a result of the higher average AUM and expanded business and higher restructuring and integration costs related to the acquisition of Amundi US. GAAP operating margin contracted 1,510 basis points to 38.2% in the third quarter, from 53.3% in the same quarter of 2024. GAAP net income increased 17.8% to $96.5 million in the third quarter compared with $82.0 million in the same quarter of 2024.

Adjusted net income with tax benefit increased 58.7% to $141.3 million, or $1.63 per diluted share, in the third quarter, compared with $89.0 million, or $1.35 per diluted share in the same quarter last year. Adjusted EBITDA increased 57.1% to $190.5 million, compared with $121.3 million in the same quarter of last year. Year-over-year, adjusted EBITDA margin contracted 100 basis points to 52.7% in the third quarter of 2025, compared with 53.7% in the same quarter last year.

Nine Months Ended September 30, 2025 Compared with Nine Months Ended September 30, 2024

Current year results reflect the acquisition of Amundi US, which closed on April 1, 2025. The acquisition positively impacted our financial results for the nine months ended September 30, 2025 when compared to the nine months ended September 30, 2024. Revenue for the nine months ended September 30, 2025, increased 41.0% to $932.0 million, compared with $661.1 million in the same period of 2024 as a result of higher average AUM over the comparable period.

GAAP operating margin contracted 1,290 basis points, in the nine months ended September 30, 2025 to 34.9%, down from 47.8% in the same period of 2024, due to higher variable operating expenses as a result of the higher average AUM, an increase in acquisition-related costs, and an increase in restructuring and integration costs related to the acquisition of Amundi US. Nine months ended September 30, 2025, GAAP net income increased 2.5% to $217.3 million, up from $211.9 million in the prior period.

Adjusted net income with tax benefit increased 40.4% to $362.2 million, or $4.59 per diluted share, in the nine months ended September 30, 2025, compared with $258.0 million, or $3.91 per diluted share in the same period last year. Adjusted EBITDA increased 38.6% to $485.4 million, compared with $350.1 million in the same period of last year. Year-over-year, adjusted EBITDA margin contracted 90 basis points to 52.1% in the nine months ended September 30, 2025, compared with 53.0% in the same period last year.

Balance Sheet / Capital Management

On September 23, 2025, the Company, entered into the Sixth Amendment to Credit Agreement extending the maturity date of its revolving credit facility from March 31, 2026 to September 23, 2030 and decreasing the drawn interest rate margin by 0.25% per annum. The Company also refinanced its existing term loans with replacement term loans in an aggregate principal amount of $985,000,000. The Repriced Term Loans will mature on September 23, 2032 and will bear interest at an annual rate equal to, at the option of the Company, either SOFR plus a margin of 2.00% or an alternate base rate plus a margin of 1.00%. The repriced term loans otherwise remain subject to substantially similar terms to those that were applicable to the previous credit agreement.

The Company’s Board of Directors approved a regular quarterly cash dividend of $0.49 per share. The dividend is payable on December 23, 2025, to shareholders of record on December 10, 2025.

Conference Call, Webcast and Slide Presentation

Victory Capital will report third-quarter 2025 financial results after the market closes on Thursday, November 6, 2025. The Company will host a conference call the following morning, Friday, November 7, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-800-715-9871 (domestic) or 1-646-307-1963 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $313 billion in total client assets, as of September 30, 2025. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the outlook for Victory Capital’s future business and financial performance. Such forward looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital's control and could cause Victory Capital's actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward looking statements.

Although it is not possible to identify all of these risks and factors, they include, among others, the following: reductions in the assets under management (“AUM”) based on investment performance, client withdrawals, difficult market conditions and other factors such as the conflicts in Ukraine and Israel, a pandemic, tariffs or trade restrictions; the nature of the Company’s contracts and investment advisory agreements; the Company's ability to maintain historical returns and sustain our historical growth; the Company's dependence on third parties to market our strategies and provide products or services for the operation of our business; the Company's ability to retain key investment professionals or members of our senior management team; the Company's reliance on the technology systems supporting our operations; the Company's ability to successfully acquire and integrate new companies; risks associated with expected benefits of the Amundi US transaction and the related impact on the Company’s business; the concentration of the Company’s investments in long only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company's efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company's ability to limit employee misconduct; the Company's ability to meet the guidelines set by our clients; the Company's exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company's ability to implement effective information and cyber security policies, procedures and capabilities; the Company's substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company's determination that we are not required to register as an “investment company” under the Investment Company Act of 1940; the fluctuation of the Company’s expenses; the Company's ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; and other risks and factors included, but not limited to, those listed under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025, which is accessible on the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and other factors, the forward-looking statements contained in this press release might not prove to be accurate. All forward-looking statements speak only as of the date made and Victory Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila
Director, Global Communications
210-694-9693
jessica_davila@vcm.com

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Revenue
Investment management fees	$288,509	$282,306	$177,809	$744,116	$520,757
Fund administration and distribution fees	72,686	68,906	47,819	187,893	140,349
Total revenue	361,195	351,212	225,628	932,009	661,106

Expenses
Personnel compensation and benefits	96,983	108,918	43,243	262,037	158,357
Distribution and other asset-based expenses	66,160	62,039	36,828	163,676	109,565
General and administrative	23,463	23,381	14,029	61,172	42,426
Depreciation and amortization	22,032	21,794	7,510	51,258	22,662
Change in value of consideration payable for acquisition of business	3,841	1,092	(1,600)	8,339	2,400
Acquisition-related costs	379	25,780	5,075	34,909	9,150
Restructuring and integration costs	10,211	13,994	180	25,370	777
Total operating expenses	223,069	256,998	105,265	606,761	345,337

Income from operations	138,126	94,214	120,363	325,248	315,769
Operating margin	38.2%	26.8%	53.3%	34.9%	47.8%

Other income (expense)
Interest income and other income (expense)	4,875	6,006	3,551	11,585	8,673
Interest expense and other financing costs	(13,113)	(13,234)	(16,414)	(39,558)	(49,179)
Loss on debt extinguishment	(614)	—	—	(614)	(100)
Total other expense, net	(8,852)	(7,228)	(12,863)	(28,587)	(40,606)

Income before income taxes	129,274	86,986	107,500	296,661	275,163

Income tax expense	(32,733)	(28,252)	(25,517)	(79,411)	(63,238)

Net income	$96,541	$58,734	$81,983	$217,250	$211,925
Preferred stock dividends	(9,696)	(9,673)	—	(19,369)	—
Income attributable to Preferred stockholders	(12,528)	(2,985)	—	(15,913)	—
Net income attributable to common shareholders	$74,317	$46,076	$81,983	$181,968	$211,925

Earnings per share of common stock
Basic	$1.12	$0.69	$1.26	$2.77	$3.28
Diluted	1.11	0.68	1.24	2.73	3.21

Weighted average number of shares outstanding
Basic	66,206	67,239	64,875	65,728	64,667
Diluted	66,964	67,980	66,057	66,620	66,044

Dividends declared per share	$0.49	$0.49	$0.41	$1.45	$1.115

Victory Capital Holdings, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures1

(unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Net income (GAAP)	$96,541	$58,734	$81,983	$217,250	$211,925
Income tax expense	(32,733)	(28,252)	(25,517)	(79,411)	(63,238)
Income before income taxes	$129,274	$86,986	$107,500	$296,661	$275,163
Interest expense	12,136	12,200	15,649	36,857	46,828
Depreciation	3,295	3,236	2,210	8,699	6,731
Other business taxes	637	693	366	2,252	1,149
Amortization of acquisition-related intangible assets	18,737	18,558	5,300	42,559	15,931
Stock-based compensation	2,022	2,107	972	5,182	3,239
Acquisition, restructuring and exit costs	21,400	53,990	(11,513)	88,711	(1,328)
Debt issuance costs	2,950	755	775	4,454	2,404
Adjusted EBITDA	$190,451	$178,525	$121,259	$485,375	$350,117
Adjusted EBITDA margin	52.7%	50.8%	53.7%	52.1%	53.0%

Net income (GAAP)	$96,541	$58,734	$81,983	$217,250	$211,925
Adjustment to reflect the operating performance of the Company
Other business taxes	637	693	366	2,252	1,149
Amortization of acquisition-related intangible assets	18,737	18,558	5,300	42,559	15,931
Stock-based compensation	2,022	2,107	972	5,182	3,239
Acquisition, restructuring and exit costs	21,400	53,990	(11,513)	88,711	(1,328)
Debt issuance costs	2,950	755	775	4,454	2,404
Tax effect of above adjustments	(11,437)	(12,330)	1,025	(29,094)	(5,349)
Adjusted net income	$130,850	$122,507	$78,908	$331,314	$227,971
Adjusted net income per diluted share	$1.51	$1.45	$1.19	$4.20	$3.45

Tax benefit of goodwill and acquired intangible assets	$10,487	$10,255	$10,141	$30,883	$30,030
Tax benefit of goodwill and acquired intangible assets per diluted share[2]	$0.12	$0.12	$0.15	$0.39	$0.45

Adjusted net income with tax benefit	$141,337	$132,762	$89,049	$362,197	$258,001
Adjusted net income with tax benefit per diluted share[2]	$1.63	$1.57	$1.35	$4.59	$3.91

1 The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

2The Company includes participating securities in its computation of adjusted earnings per diluted share, including 19.8 million shares of Series A Non-Voting Convertible Preferred Stock.

Victory Capital Holdings, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except for shares)

	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$115,741	$126,731
Receivables	176,985	100,667
Prepaid expenses	12,749	8,634
Investments, at fair value	97,864	35,213
Property and equipment, net	25,823	11,874
Goodwill	1,235,940	981,805
Other intangible assets, net	2,496,267	1,260,614
Other assets	51,100	22,053
Total assets	$4,212,469	$2,547,591

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$79,471	$57,951
Accrued compensation and benefits	78,846	51,648
Consideration payable for acquisition of business	84,500	139,894
Deferred tax liability, net	477,872	157,120
Other liabilities	120,694	55,479
Long-term debt, net[1]	971,988	963,862
Total liabilities	1,813,371	1,425,954

Stockholders' equity
Common stock, $0.01 par value per share: 2025 - 600,000,000 shares authorized, 87,749,009 shares issued and 66,925,722 shares outstanding; 2024 - 600,000,000 shares authorized, 83,947,949 shares issued and 63,653,212 shares outstanding	877	839
Preferred stock, $0.01 par value per share: 2025 - 100,000,000 shares authorized, 19,742,300 shares issued and outstanding; 2024 - 100,000,000 shares authorized, no shares issued and outstanding	198	—
Additional paid-in capital	2,097,188	752,371
Treasury stock, at cost: 2024 - 18,645,658 shares; 2023 - 18,149,591 shares	(734,638)	(574,856)
Accumulated other comprehensive income	9,326	18,683
Retained earnings	1,026,147	924,600
Total stockholders' equity	2,399,098	1,121,637
Total liabilities and stockholders' equity	$4,212,469	$2,547,591

1 Balances at September 30, 2025 and December 31, 2024 are shown net of unamortized loan discount and debt issuance costs in the amount of $13.0 million and $8.3 million, respectively. The gross amount of debt outstanding was $985.0 million and $972.2 million at September 30, 2025 and December 31, 2024, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Total Client Assets

(unaudited; in millions)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Beginning AUM	$298,563	$167,468	$168,681
Beginning other assets[1]	3,050	3,967	5,094
Beginning total client assets	301,613	171,435	173,775

AUM net cash flows	(292)	(804)	(2,636)
Other assets net cash flows	(502)	(1,170)	(446)
Total client assets net cash flows	(794)	(1,973)	(3,082)

AUM market appreciation (depreciation)	14,515	20,247	10,076
Other assets market appreciation (depreciation)	177	253	333
Total client assets market appreciation (depreciation)	14,692	20,500	10,409

AUM realizations and distributions	—	(3)	(2)
Acquired & divested assets / Net transfers[4]	(2,141)	111,654	(7)

Ending AUM	310,644	298,563	176,113
Ending other assets	2,726	3,050	4,981
Ending total client assets	313,370	301,613	181,094
Average total client assets[2]	306,457	288,568	176,806

	For the Nine Months Ended
	September 30,	September 30,
	2025	2024
Beginning AUM	$171,930	$161,322
Beginning other assets[1]	4,165	5,289
Beginning total client assets	176,096	166,611

AUM net cash flows	(2,345)	(5,508)
Other assets net cash flows	(1,948)	(952)
Total client assets net cash flows	(4,293)	(6,460)

AUM market appreciation (depreciation)	31,589	20,337
Other assets market appreciation (depreciation)	509	644
Total client assets market appreciation (depreciation)	32,098	20,982

AUM realizations and distributions	(24)	(2)
Acquired & divested assets / Net transfers[4]	109,493	(38)

Ending AUM	310,644	176,113
Ending other assets	2,726	4,981
Ending total client assets	313,370	181,094
Average total client assets[3]	257,625	172,688

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending September 30, 2025, June 30, 2025 and September 30, 2024 total assets under management revenue realization was 46.8 basis points, 49.4 basis points and 50.8 basis points, respectively.

3For the nine-month periods ending September 30, 2025 and 2024 total assets under management revenue realization was 48.4 basis points and 51.1 basis points, respectively.

4Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises in the third quarter. Three months ended June 30, 2025 includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion. Nine months ended September 30, 2025 includes the impact of Pioneer Investments, partially offset by assets divested due to the closure of three Investment Franchises.

.

Victory Capital Holdings, Inc. and Subsidiaries

Total Assets Under Management1

(unaudited; in millions except for percentages)

	For the Three Months Ended
	September 30,	June 30,	September 30,
	2025	2025	2024
Beginning assets under management	$298,563	$167,468	$168,681
Gross client cash inflows	17,296	15,731	6,120
Gross client cash outflows	(17,588)	(16,534)	(8,756)
Net client cash flows	(292)	(804)	(2,636)
Market appreciation (depreciation)	14,515	20,247	10,076
Realizations and distributions	—	(3)	(2)
Acquired & divested assets / Net transfers[2]	(2,141)	111,654	(7)
Ending assets under management	310,644	298,563	176,113
Average assets under management	303,584	284,977	171,876

	For the Nine Months Ended
	September 30,	September 30,
	2025	2024
Beginning assets under management	$171,930	$161,322
Gross client cash inflows	42,513	19,375
Gross client cash outflows	(44,858)	(24,882)
Net client cash flows	(2,345)	(5,508)
Market appreciation (depreciation)	31,589	20,337
Realizations and distributions	(24)	(2)
Acquired assets / Net transfers[2]	109,493	(38)
Ending assets under management	310,644	176,113
Average assets under management	254,117	167,631

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises in the third quarter. Three months ended June 30, 2025 includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion. Nine months ended September 30, 2025 includes the impact of Pioneer Investments, partially offset by assets divested due to the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Other Assets (Institutional)1

(unaudited; in millions)

	For the Three Months
	September 30,	June 30,	September 30,
	2025	2025	2024
Beginning other assets (institutional)	$3,050	$3,967	$5,094
Gross client cash inflows	—	—	—
Gross client cash outflows	(502)	(1,170)	(446)
Net client cash flows	(502)	(1,170)	(446)
Market appreciation (depreciation)	177	253	333
Realizations and distributions	—	—	—
Acquired & divested assets / Net transfers	—	—	—
Ending other assets (institutional)	2,726	3,050	4,981
Average other assets (institutional)[2]	2,873	3,591	4,930

	For the Nine Months Ended
	September 30,	September 30,
	2025	2024
Beginning assets under management	$171,930	$161,322
Gross client cash inflows	42,513	19,375
Gross client cash outflows	(44,858)	(24,882)
Net client cash flows	(2,345)	(5,508)
Market appreciation (depreciation)	31,589	20,337
Realizations and distributions	(24)	(2)
Acquired assets / Net transfers[2]	109,493	(38)
Ending assets under management	310,644	176,113
Average assets under management	254,117	167,631

1 Includes low-fee (2 to 4 bps) institutional assets, previously reported in the Solutions asset class within the by asset class table and in Separate Accounts and Other Pooled Vehicles within the by vehicle table. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

2 For the three-month periods ending September 30, 2025, June 30, 2025 and September 30, 2024 total other assets (institutional) revenue realization was 3.3 basis points, 3.1 basis points and 3.4 basis points, respectively.

3For the nine-month periods ending September 30, 2025 and 2024 total other assets (institutional) revenue realization was 3.3 basis points and 3.5 basis points, respectively.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
September 30, 2025
Beginning assets under management	$31,833	$13,140	$79,752	$61,654	$25,576	$79,988	$2,986	$294,930	$3,632	$298,563
Gross client cash inflows	819	307	5,816	1,960	2,923	4,921	216	16,962	334	17,296
Gross client cash outflows	(2,229)	(1,494)	(5,491)	(3,930)	(930)	(2,962)	(169)	(17,206)	(382)	(17,588)
Net client cash flows	(1,410)	(1,187)	325	(1,970)	1,993	1,958	47	(244)	(48)	(292)
Market appreciation (depreciation)	1,469	977	1,247	4,003	1,695	5,112	(25)	14,478	37	14,515
Realizations and distributions	—	—	—	—	—	—	—	—	—	—
Acquired assets / Net transfers[2]	(14)	(209)	(939)	(626)	(304)	(95)	7	(2,180)	38	(2,141)
Ending assets under management	$31,877	$12,722	$80,386	$63,061	$28,960	$86,963	$3,016	$306,985	$3,660	$310,644

June 30, 2025
Beginning assets under management	$28,964	$13,182	$24,157	$13,104	$18,334	$63,378	$2,945	$164,064	$3,404	$167,468
Gross client cash inflows	850	457	6,014	2,266	1,520	4,093	222	15,423	308	15,731
Gross client cash outflows	(1,597)	(740)	(6,012)	(3,385)	(1,373)	(2,742)	(233)	(16,083)	(451)	(16,534)
Net client cash flows	(748)	(284)	2	(1,118)	147	1,351	(11)	(660)	(144)	(804)
Market appreciation (depreciation)	1,233	385	1,172	7,482	3,263	6,620	55	20,210	37	20,247
Realizations and distributions	—	—	—	—	—	—	(3)	(3)	—	(3)
Acquired assets / Net transfers[3]	2,194	(143)	54,420	42,376	3,833	8,639	—	111,318	335	111,654
Ending assets under management	$31,643	$13,140	$79,752	$61,844	$25,576	$79,988	$2,986	$294,930	$3,633	$298,563

September 30, 2024
Beginning assets under management	$31,015	$15,182	$24,398	$13,983	$18,459	$58,936	$3,390	$165,362	$3,320	$168,681
Gross client cash inflows	975	584	1,344	73	578	2,143	179	5,876	244	6,120
Gross client cash outflows	(2,300)	(1,278)	(1,640)	(486)	(485)	(1,877)	(443)	(8,509)	(249)	(8,756)
Net client cash flows	(1,325)	(694)	(296)	(413)	94	265	(263)	(2,632)	(5)	(2,636)
Market appreciation (depreciation)	2,649	1,105	973	690	1,212	3,368	51	10,048	27	10,076
Realizations and distributions	—	—	—	—	—	—	(2)	(2)	—	(2)
Acquired assets / Net transfers	(5)	(2)	6	(21)	(13)	(25)	3	(57)	51	(7)
Ending assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises in the third quarter.

3Three months ended June 30, 2025 includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Asset Class

(unaudited; in millions)

For the Nine Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative	Total	Money Market /	Total
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Long-term	Short-term	AUM[1]
September 30, 2025
Beginning assets under management	$30,584	$14,785	$24,402	$14,148	$19,095	$62,593	$2,980	$168,586	$3,344	$171,930
Gross client cash inflows	2,776	1,209	12,759	4,299	6,579	13,377	694	41,694	819	42,513
Gross client cash outflows	(5,582)	(3,081)	(13,048)	(7,762)	(5,553)	(8,023)	(754)	(43,803)	(1,055)	(44,858)
Net client cash flows	(2,806)	(1,872)	(289)	(3,463)	1,026	5,355	(59)	(2,108)	(236)	(2,345)
Market appreciation (depreciation)	1,747	168	2,747	10,831	5,354	10,529	110	31,486	103	31,589
Realizations and distributions	—	—	—	—	—	—	(24)	(24)	—	(24)
Acquired assets / Net transfers[2]	2,351	(358)	53,526	41,545	3,485	8,487	9	109,045	448	109,493
Ending assets under management	$31,877	$12,722	$80,386	$63,061	$28,960	$86,963	$3,016	$306,985	$3,660	$310,644

September 30, 2024
Beginning assets under management	$30,604	$15,959	$24,355	$12,635	$16,772	$54,296	$3,431	$158,051	$3,271	$161,322
Gross client cash inflows	3,353	1,650	3,925	209	2,227	6,343	935	18,642	734	19,375
Gross client cash outflows	(5,804)	(2,980)	(4,514)	(1,127)	(1,871)	(6,472)	(1,234)	(24,002)	(881)	(24,882)
Net client cash flows	(2,451)	(1,330)	(589)	(918)	356	(129)	(299)	(5,360)	(147)	(5,508)
Market appreciation (depreciation)	4,196	1,014	1,265	2,595	2,713	8,390	34	20,207	129	20,337
Realizations and distributions	—	—	—	—	—	—	(2)	(2)	—	(2)
Acquired assets / Net transfers	(16)	(51)	50	(72)	(89)	(13)	14	(177)	139	(38)
Ending assets under management	$32,333	$15,591	$25,081	$14,239	$19,752	$62,544	$3,178	$172,720	$3,393	$176,113

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Nine months ended September 30, 2025 includes the impact of Pioneer Investments, partially offset by assets divested due to the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Region

(unaudited; in millions)

	As of September 30,
	2025		2024
(in millions)	Amount	% of total	Amount	% of total
U.S.	$258,484	83%	$170,258	97%
Non-U.S.	52,160	17%	5,855	3%
Total AUM1&2	$310,644	100%	$176,113	100%

1Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

2 Includes the impact of Pioneer Investments, partially offset by assets divested due to the closure of three Investment Franchises.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
September 30, 2025
Beginning assets under management	$167,973	$11,975	$118,615	$298,563
Gross client cash inflows	7,088	1,573	8,635	17,296
Gross client cash outflows	(9,081)	(320)	(8,187)	(17,588)
Net client cash flows	(1,993)	1,252	449	(292)
Market appreciation (depreciation)	8,218	560	5,737	14,515
Realizations and distributions	—	—	—	—
Acquired assets / Net transfers[5]	(1,276)	—	(866)	(2,141)
Ending assets under management	$172,923	$13,786	$123,935	$310,644

March 31, 2024
Beginning assets under management	$108,392	$10,253	$48,823	$167,468
Gross client cash inflows	6,935	1,568	7,227	15,731
Gross client cash outflows	(9,716)	(264)	(6,554)	(16,534)
Net client cash flows	(2,781)	1,305	672	(804)
Market appreciation (depreciation)	11,465	319	8,463	20,247
Realizations and distributions	—	—	(3)	(3)
Acquired assets / Net transfers[6]	50,897	97	60,660	111,654
Ending assets under management	$167,973	$11,975	$118,615	$298,563

June 30, 2023
Beginning assets under management	$112,584	$5,440	$50,657	$168,681
Gross client cash inflows	3,553	992	1,575	6,120
Gross client cash outflows	(5,526)	(158)	(3,073)	(8,756)
Net client cash flows	(1,973)	834	(1,498)	(2,636)
Market appreciation (depreciation)	6,443	426	3,208	10,076
Realizations and distributions	—	—	(2)	(2)
Acquired assets / Net transfers	(10)	(7)	10	(7)
Ending assets under management	$117,044	$6,694	$52,375	$176,113

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5Three months ended September 30, 2025 includes the impact of approximately $1 billion of divested assets from the closure of three Investment Franchises in the third quarter.

6Three months ended June 30, 2025 includes the impact of Pioneer Investments as of April 1, 2025, increasing the Company’s AUM by $114.6 billion.

Victory Capital Holdings, Inc. and Subsidiaries

Assets Under Management by Vehicle

(unaudited; in millions)

For the Nine Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total AUM[4]
September 30, 2025
Beginning assets under management	$113,645	$7,508	$50,777	$171,930
Gross client cash inflows	17,346	6,202	18,965	42,513
Gross client cash outflows	(25,125)	(835)	(18,897)	(44,858)
Net client cash flows	(7,779)	5,367	68	(2,345)
Market appreciation (depreciation)	17,440	829	13,320	31,589
Realizations and distributions	—	—	(24)	(24)
Acquired assets / Net transfers[5]	49,617	82	59,794	109,493
Ending assets under management	$172,923	$13,786	$123,935	$310,644

September 30, 2024
Beginning assets under management	$108,802	$4,970	$47,551	$161,322
Gross client cash inflows	11,409	1,923	6,043	19,375
Gross client cash outflows	(16,543)	(785)	(7,555)	(24,882)
Net client cash flows	(5,134)	1,138	(1,512)	(5,508)
Market appreciation (depreciation)	13,624	550	6,164	20,337
Realizations and distributions	—	—	(2)	(2)
Acquired assets / Net transfers	(248)	36	174	(38)
Ending assets under management	$117,044	$6,694	$52,375	$176,113

1 Includes institutional and retail share classes, money market and VIP funds.

2 Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.

3 Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

4Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes other assets.

5 Includes the impact of Pioneer Investments, partially offset by assets divested due to the closure of three Investment Franchises.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

•
Adding back income tax expense;
•
Adding back interest paid on debt and other financing costs, net of interest income;
•
Adding back depreciation on property and equipment;
•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

•
Adding back other business taxes;
•
Adding back amortization expense on acquisition-related intangible assets;
•
Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
•
Adding back direct incremental costs of acquisitions, including restructuring costs;
•
Adding back debt issuance cost expense;
•
Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.